Exhibit 10.1

COMMERCIAL SUPPLY AGREEMENT

This Commercial Supply Agreement (including Exhibit 1 hereto, this “Agreement”) is entered into as of February 26, 2021 (the “Effective Date”) by and between:

Kiniksa Pharmaceuticals (UK), Ltd., a company incorporated under the laws of England and Wales having its registered office at Third Floor, 23 Old Bond Street, London W1S 4PZ, England (“KINIKSA”),

and

Regeneron Pharmaceuticals, Inc., a company organized under the laws of New York and having a principal place of business at 777 Old Saw Mill River Road, Tarrytown, New York 10591 (together with its Affiliates “REGENERON”).

With each of KINIKSA and REGENERON collectively referred to as the “Parties” and individually as a “Party”.

RECITALS

Whereas, REGENERON is a biopharmaceutical company engaged in the field of discovery, development, manufacture and commercialization of biopharmaceutical products;

Whereas, KINIKSA is engaged in the development, manufacture and commercialization of biopharmaceutical products;

Whereas, Kiniksa Pharmaceuticals, Ltd. and REGENERON have entered into a License Agreement dated as of September 25, 2017 (the “License Agreement”);

Whereas, as of January 7, 2021, Kiniksa Pharmaceuticals, Ltd. has assigned the License Agreement to KINIKSA as part of a sale of assets relating to the Product;

Whereas, pursuant to the terms of the License Agreement, REGENERON intends to Manufacture and supply and KINIKSA intends to purchase Formulated Bulk Product and Filled Drug Product as set forth in this Agreement;

NOW, THEREFORE, in consideration of the foregoing, of the mutual covenants and undertakings contained herein and of other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties, intending to be legally bound, hereby agree as follows.

ARTICLE 1
DEFINITIONS AND INTERPRETATION

1.1.Definitions

All capitalized terms not otherwise defined herein have the meanings ascribed to them set forth in the License Agreement.  For the purposes of this Agreement, the following words and phrases shall have the

[***] Certain information in this document has been excluded pursuant to Regulation S-K, Item 601(b)(10). Such excluded information is not material and would likely cause competitive harm to the registrant if publicly disclosed.

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Exhibit 10.1

meanings ascribed to them below, even if different than the meanings ascribed to them in the License Agreement.

“Batch” shall mean a specific quantity of Formulated Bulk Product or Filled Drug Product that is intended to be of uniform character and quality, within specified limits, and is produced during the same cycle of manufacture, as defined by the applicable Batch Record and regulatory submissions.  For purposes of this Agreement, (a) a Batch of Formulated Bulk Product is [***] Liter bioreactor production run and (b) a Batch of Filled Drug Product results in any number of vials within the validated batch size range (i.e., a minimum of [***] vials and a maximum of [***] vials, as of the Effective Date).

“Business Day” shall mean any day other than a Saturday, a Sunday or a day on which commercial banks in New York, NY, USA, are authorized or required by Law to remain closed.

“Binding Forecast” has the meaning set forth in Section 5.3(a) below.

“Clinical Supply Agreement” shall mean the Clinical Supply Agreement between REGENERON and Kiniksa Pharmaceuticals, Ltd. effective September 27, 2017.

“CMO” or “Contract Manufacturing Organization” shall mean a company engaged by REGENERON to perform the filling of the Formulated Bulk Product.

“Delivery” shall mean the date REGENERON makes Product available to KINIKSA and the following have been achieved:  (i) the Product has beforehand been released by REGENERON’s quality control unit; (ii) KINIKSA has received the Batch Documentation (as defined in the Quality Agreement) signed by an authorized representative of REGENERON in accordance with the Quality Agreement, in addition to any other documentation required or specified in the Quality Agreement; and (iii) the representations and warranties set forth in Section 10.3 of this Agreement are true with respect to the Product being made available to KINIKSA hereunder.

“Delivery Date” shall mean the calendar day of delivery specified by KINIKSA in a Purchase Order in accordance with Section 5.4 and as agreed to by REGENERON.

“DS Facility” shall mean REGENERON’s drug substance manufacturing site as identified in regulatory submissions for Product, which is, as of the Effective Date, located at 81 Columbia Turnpike Rensselaer, NY 12144.

“Filled Drug Product” shall mean Product filled in vials, before their labeling and packing for sale to the market in the Territory.

“Formulated Bulk Product” shall mean Product formulated into solution at the DS Facility that is ready for storage or shipment to KINIKSA or to KINIKSA’s designee to allow for further processing.

“Force Majeure Event” shall have the meaning set forth in Section 12.6.

“Good Practices” shall mean compliance with the applicable standards contained in then-current “Good Laboratory Practices,” “Good Manufacturing Practices” or “Good Clinical Practices,” as promulgated by the FDA and all analogous guidelines promulgated by the EMA or the ICH, or other country Regulatory Authorities, as applicable.

“Law” or “Laws” shall mean any and all federal, state, local, national, and supra-national laws, statutes, rules, regulations, treaties, orders, judgments, injunctions or ordinances of any Governmental Authority, including any rules, regulations, guidelines, or other requirements of any Regulatory Authority, in each case, that may be in effect from time to time and applicable to the activities under this Agreement.

[***] Certain information in this document has been excluded pursuant to Regulation S-K, Item 601(b)(10). Such excluded information is not material and would likely cause competitive harm to the registrant if publicly disclosed.

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Exhibit 10.1

“Manufacture” or “Manufacturing” shall mean all activities directed to producing, manufacturing, processing, filling, finishing, quality assurance, quality control, testing and release, shipping and storage of Formulated Bulk Product or Filled Drug Product.

“Manufacturing Process” shall mean all the Manufacturing operations performed under the responsibility of REGENERON.

“Minimum Shelf Life” unless the Parties have agreed otherwise in writing, shall mean (a) Formulated Bulk Product with a minimum of [***] months remaining shelf life  from the date made available to KINIKSA for Delivery, and (b) Filled Drug Product with a minimum of [***] months remaining shelf life from the date made available to KINIKSA for Delivery; provided, however, that in either case, if the total potential shelf life for Product is extended by an applicable Regulatory Authority, then the Parties shall discuss and consider in good faith extending the Minimum Shelf Life for such  Product by an agreed upon amount and in accordance with the Quality Agreement and shall document any resulting agreement through a written amendment to this Agreement.

“Non-Conforming Product” shall mean, with respect to any Product: (a) any failure to conform to the Specifications set forth in the Quality Agreement; or (b) that the Product was not manufactured in accordance with GMP and applicable Law.

“Product” shall mean any pharmaceutical product, drug product, preparation, formulation, or dosage form thereof that has rilonacept [***], including the pharmaceutical product for human use, containing rilonacept and developed or commercialized by REGENERON in the U.S. (known as ARCALYST® (rilonacept) Injection for Subcutaneous Use in the United States) [***].  Product shall either be Filled Drug Product or Formulated Bulk Product, unless otherwise agreed by the Parties.  As used herein, Product shall also include any reference standard purchased by KINIKSA pursuant to Section 6.5.

“Purchase Order” shall mean a written KINIKSA purchase order which, upon acceptance in writing by REGENERON, shall constitute a non-cancellable, legally binding commitment on the part of KINIKSA to purchase the quantity of Product set forth in such purchase order, the form of which is attached hereto as Exhibit 1.

“Quality Agreement” shall mean the quality agreement entered into between the Parties, as may be amended from time to time, which (i) sets forth the Specifications, and the quality requirements for the Manufacture and supply of Product by REGENERON or on behalf of REGENERON to KINIKSA in accordance with Good Practices, and (ii) defines the roles and responsibilities of the Parties and their respective Affiliates and subcontractors with regard to importation in the European Union, quality testing, certification and other quality matters.

“Specifications” shall mean the mutually agreed and written list of tests, references to analytical procedures, and appropriate acceptance criteria or other criteria for tests according to which Product Manufactured by or on behalf of REGENERON hereunder must conform to be considered acceptable for its intended use.

“Term” shall have the meaning set forth in Section 9.1.

“Territory” means all the countries and territories of the world, other than the Retained Territory.

1.2.Certain Rules of Interpretation in this Agreement and the Exhibits

[***] Certain information in this document has been excluded pursuant to Regulation S-K, Item 601(b)(10). Such excluded information is not material and would likely cause competitive harm to the registrant if publicly disclosed.

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Exhibit 10.1

(a)The descriptive headings of Articles and Sections are inserted solely for convenience of reference and are not intended as complete or accurate descriptions of the content of such Articles or Sections.
(b)The use of words in the singular or plural, or with a particular gender, shall not limit the scope or exclude the application of any provision of this Agreement to such person or persons or circumstances as the context otherwise permits.
(c)Whenever a provision of this Agreement requires an approval or consent by a Party to this Agreement and notification of such approval or consent is not delivered within the applicable time limit, then, unless otherwise specified, the Party whose approval or consent is required shall be conclusively deemed to have withheld its approval or consent.
(d)In the event of any conflict between this Agreement and the Exhibits hereto, this Agreement shall prevail; provided, however, that if there is a conflict between this Agreement and the Quality Agreement on a quality-related matter, the Quality Agreement shall prevail. In the event of any conflict between this Agreement and the Exhibits hereto on the one hand, and the License Agreement on the other, the License Agreement shall control, unless there is explicit reference to the contrary herein, or if the conflict relates to quality matter, in which case the Quality Agreement shall control.

ARTICLE 2
PRODUCT COVERED BY THIS AGREEMENT

The purpose of this Agreement is to set forth the terms and conditions whereby, during the Term, KINIKSA shall order, and REGENERON shall use Commercially Reasonable Efforts to Manufacture (or have Manufactured) and supply (or have supplied), KINIKSA’s requirements (as set forth in the Binding Forecast(s)) for Formulated Bulk Product or Filled Drug Product, as the case may be.  KINIKSA may use Product purchased pursuant to this Agreement for Development or Commercialization activities.  This Agreement applies to Purchase Orders placed pursuant to this Agreement after the Effective Date and does not apply to Purchase Orders placed pursuant to the Clinical Supply Agreement.

ARTICLE 3
GENERAL OBLIGATIONS

3.1Manufacturing Requirements; Duty to Advise

(a)During the Term and subject to Section 8.14.1 of the License Agreement (Discontinuation of Formulated Product Manufacturing), REGENERON shall use Commercially Reasonable Efforts to (i) Manufacture the Formulated Bulk Product at the DS Facility, and (ii) as applicable, have the Formulated Bulk Product or Filled Drug Product Manufactured and delivered to KINIKSA, in each instance in accordance with (A) this Agreement, (B) the Quality Agreement (including the Specifications), (C) Good Practices, (D) the Purchase Order, and (E) any and all applicable Laws; and KINIKSA shall order, purchase and pay for such Formulated Bulk Product or Filled Drug Product manufactured in accordance with the terms of this Agreement and each respective Purchase Order.

(b)REGENERON shall promptly provide written notice to KINIKSA of any of the following events or occurrences, or any facts or circumstances reasonably likely to give rise to any of the following events or occurrences: (i) any failure by REGENERON to perform any of its material obligations under this Agreement; (ii) any delay in Delivery of Product; (iii) any defects or quality problems relating to Product; (iv) any Change of Control of REGENERON; (v) any deficiency or material non-conformity in the starting materials; or (vi) any failure by REGENERON, or its approved subcontractors providing Manufacturing services, to comply with applicable Law.  In addition, REGENERON shall promptly notify

[***] Certain information in this document has been excluded pursuant to Regulation S-K, Item 601(b)(10). Such excluded information is not material and would likely cause competitive harm to the registrant if publicly disclosed.
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Exhibit 10.1
KINIKSA in writing of any change in REGENERON’s authorized representatives that adversely affects any Product, Manufacturing, this Agreement or the Quality Agreement.

3.2Product; Changes in Manufacturing

(a)All Product ordered by KINIKSA hereunder shall be Manufactured using materials provided or purchased by REGENERON.
(b)Except as otherwise specifically agreed in writing between the Parties, REGENERON shall be responsible for purchasing or having purchased or providing all raw materials for the Product to be Manufactured at [***] cost.
(c)Any change in the Manufacturing Process of the Product must be effected in accordance with the change control procedures as described in Section 8.8 (Product Changes) of the License Agreement and as provided for in the Quality Agreement.
(d)The Formulated Bulk Product will be Manufactured [***].  Any proposed change to [***] will [***] in accordance with Section 8.1.4 of the License Agreement (Decisions Regarding Manufacturing Transfer) and the Quality Agreement, [***].
(e)The Master Batch Record for the Manufacture of Product shall be prepared in accordance with the Quality Agreement.

3.3.Performance by Affiliates

Any of a Party’s obligations identified herein or in the Quality Agreement can, at such Party’s discretion, be performed by any of its Affiliates, and any of a Party’s rights hereunder or under the Quality Agreement can also be executed by any of such Party’s Affiliates, provided that, as contemplated by and without limitation of Sections 17.9.2, 17.9.3 and 17.9.4 of the License Agreement, such Affiliate agrees in writing to be bound by the terms and conditions of this Agreement.

ARTICLE 4
LICENCES / APPROVALS

Upon the terms and subject to the conditions hereof, each Party will use Commercially Reasonable Efforts to (a) obtain from the requisite Governmental Authorities any consents, licenses, permits, waivers, approvals, authorizations or orders required to be obtained or made by such Party in connection with the authorization, execution and delivery by such Party of this Agreement and the performance by such Party of its obligations hereunder, and (b) make all necessary filings, and thereafter make any other advisable submissions, required to be made by such Party under applicable Laws with respect to this Agreement or such Party’s performance of its obligations hereunder. The Parties will reasonably cooperate with each other in connection with the making of all such filings, including by providing copies of all such non-confidential documents to the other Party prior to the filing and, if requested, by considering all reasonable additions, deletions or changes suggested by the other Party in connection therewith.

ARTICLE 5
FORECASTS AND DELIVERY

5.1Supply Chain Management

Each Party shall, forthwith upon execution of this Agreement, appoint one (1) of its employees to be a point of contact responsible for acting as liaison between the Parties with regard to the supply chain

[***] Certain information in this document has been excluded pursuant to Regulation S-K, Item 601(b)(10). Such excluded information is not material and would likely cause competitive harm to the registrant if publicly disclosed.

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Exhibit 10.1

matters described in this Agreement.  The points of contact shall meet (either in person or by phone) on a monthly basis or such other frequency as the points of contact may agree upon, but in any event not less frequently than every three (3) months, to review the current status of the supply relationship. Additional subject matter experts shall be available for participation in these meetings as needed.  The points of contact will use Commercially Reasonable Efforts to address forecasting and production planning matters jointly.

5.2Forecasts and Order Quantity

(a)In the [***] of each calendar quarter, KINIKSA will prepare and deliver to REGENERON for its review (in accordance with Section 5.3, below) a rolling long-term forecast for the estimated quantity of Product KINIKSA will require (i.e., specifying either Filled Drug Product and/or Formulated Bulk Product) for a minimum period of [***] months commencing on the month in which the forecast is delivered (“Long-Term Forecast”).  Notwithstanding the foregoing, KINIKSA may choose to deliver the Long-Term Forecast more frequently than quarterly.
(b)The Parties acknowledge that as of the Effective Date, REGENERON’s minimum campaign size of Formulated Bulk Product is [***] Batches.  Given this minimum campaign size, KINIKSA is obligated to purchase at least [***] Batches for every manufacturing campaign that REGENERON runs for Formulated Bulk Product based on KINIKSA’s Binding Forecast.
(c)Any Binding Forecast and Purchase Order that includes Formulated Bulk Product or Filled Drug Product must be in full Batch quantities, subject to the following:
(i)Subject to Section 5.2(b), the requirement to purchase in full Batch quantities means purchases in increments of one full Batch (e.g., KINIKSA may purchase one (1), or two (2), or three (3), etc. full Batches).
(ii)KINIKSA may achieve a full Batch quantity order of Formulated Bulk Product by placing a Purchase Order for a combination of Formulated Bulk Product and Filled Drug Product with the intent that the Filled Drug Product is converted from the same Batch of Formulated Bulk Product that is ordered in such Purchase Order.
(iii)KINIKSA shall take Delivery of a full Batch of Product on a single Delivery Date.  Notwithstanding the foregoing, if KINIKSA places a Purchase Order for a combination of Formulated Bulk Product and Filled Drug Product as described in subsection (ii) above, then KINIKSA shall take Delivery of all of the Filled Drug Product on a single Delivery Date and KINIKSA shall take Delivery of all of the Formulated Bulk Product that remains on a single Delivery Date, which may be a different date than the date on which KINIKSA took delivery of the Filled Drug Product.  KINIKSA may take Delivery of Filled Drug Product and Formulated Bulk Product on different Delivery Dates, even if KINIKSA ordered Filled Drug Product and Formulated Bulk Product in the same Purchase Order.
(iv)The Parties agree and acknowledge that actual yields of Product during Manufacturing may vary.  In the instance where the actual yield of Product varies from the quantity specified in KINIKSA’s Purchase Order, then KINIKSA will revise its Purchase Order (either upwards or downwards, as applicable) to reflect the actual quantity Manufactured by REGENERON.
(v)REGENERON shall not supply Product to any Third Party from a Batch that was Manufactured for KINIKSA pursuant to a Purchase Order.

[***] Certain information in this document has been excluded pursuant to Regulation S-K, Item 601(b)(10). Such excluded information is not material and would likely cause competitive harm to the registrant if publicly disclosed.

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Exhibit 10.1

(vi)For the sake of clarity, the requirements of this Section 5.2(c) do not apply to purchase orders for Product that KINIKSA placed pursuant to the Clinical Supply Agreement prior to the Effective Date.
(d)For the sake of clarity, except as described above in Section 5.2(c)(iv), REGENERON may not supply to KINIKSA quantities of Product in excess of KINIKSA’s Purchase Order, unless otherwise authorized in writing by KINIKSA.

5.3REGENERON’s Forecast Obligations

(a)No later than [***] calendar days after receipt of KINIKSA’s Long-Term Forecast, REGENERON shall accept or reject in writing such Long-Term Forecast. Upon REGENERON’s written acceptance of a Long-Term Forecast, it shall become binding (the “Binding Forecast”) with respect to (i) the Formulated Bulk Product, for a period of the first [***] months of such Long-Term Forecast, and (ii) the Filled Drug Product for a period of the first [***] months of such Long-Term Forecast.

(b) Notwithstanding Section 5.3(a), REGENERON shall have [***] Business Days to accept or reject the amounts set forth in the newly added (i.e., the last) time periods of each Binding Forecast, and REGENERON will [***] such amounts if they are consistent with the amounts set forth in the corresponding time periods of the Long-Term Forecast that was submitted and accepted by REGENERON in the prior calendar quarter.

(c)If REGENERON rejects any Long-Term Forecast, including any rejection relating to the Binding Forecast, then when REGENERON provides its written notice of rejection, it shall also provide a written explanation as to what was not acceptable. The Parties shall use Commercially Reasonable Efforts to reach a mutually agreeable solution, such as where possible, bringing forward or postponing a portion of the non-binding Long-Term Forecast, such that KINIKSA may submit a Long-Term Forecast that REGENERON will accept.  For the sake of clarity, REGENERON may not reject any portion of the Binding Forecast that REGENERON had already accepted as part of a previously submitted and accepted Long-Term Forecast.

5.4 Purchase Orders

(a)KINIKSA shall be required to issue a Purchase Order quarterly for Product in a quantity consistent with the current Binding Forecast within [***] calendar days of REGENERON’S acceptance of said Binding Forecast; provided, however, that, except as described in Section 5.2(c)(iv), any Purchase Order shall not adjust the quantity or change other specified details for any months covered by a Purchase Order that has already been issued by KINIKSA and accepted by REGENERON.
(b)REGENERON shall not reject any Purchase Order submitted by KINIKSA that is consistent in quantity and Delivery Date with a Binding Forecast REGENERON has previously accepted.  REGENERON shall accept or reject each Purchase Order within [***] Business Days after REGENERON’s receipt of such Purchase Order.
(c)Each Purchase Order shall detail the Purchase Order number, the REGENERON Item Master Number, the Product name, Product quantity, and the Delivery Date.
(d)In the event that KINIKSA issues a Purchase Order for Product that is less than what was set forth in an accepted Binding Forecast, [***], KINIKSA shall [***]; provided, however that such obligation to [***] is subject to REGENERON’s obligation to fill the excess capacity or use other mitigating measures pursuant to Section 7.5 below.  Notwithstanding the foregoing, [***], KINIKSA may elect to take delivery of the Product at a mutually acceptable date that conforms with Specifications in

[***] Certain information in this document has been excluded pursuant to Regulation S-K, Item 601(b)(10). Such excluded information is not material and would likely cause competitive harm to the registrant if publicly disclosed.

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Exhibit 10.1

accordance with the Binding Forecast and will be responsible for the corresponding [***] of such Product.

5.5 Delivery

(a)REGENERON shall use Commercially Reasonable Efforts to Manufacture and supply on the Delivery Date the quantity of Product specified in each Purchase Order.  Notwithstanding the foregoing, for any given Purchase Order for Filled Drug Product, REGENERON may, in its sole discretion, with at least [***] days advanced written notice, deliver the Filled Drug Product up to [***] days earlier than the Delivery Date set forth in such Purchase Order.  Except as provided in this Section 5.5(a), REGENERON shall not Deliver Product prior to the Delivery Date specified in a Purchase Order unless agreed upon by both Parties.  REGENERON’s obligation to supply on any Delivery Date shall be deemed satisfied if the Product is delivered within [***] calendar days thereof.
(b)If, despite using Commercially Reasonable Efforts to Manufacture and supply, any circumstances occur that are reasonably likely to result in an inability of REGENERON to meet the Delivery Date or quantity of Product specified in a Purchase Order which has been issued in accordance with Section 5.4 (including a Force Majeure Event or pursuant to Section 5.5(c) below), REGENERON shall as promptly as possible after becoming aware of such circumstance provide written notice to KINIKSA thereof, in which REGENERON proposes to KINIKSA a new delivery date and/or quantity.  For any such failure in the timely delivery of ordered quantities, (i) REGENERON shall continue to use Commercially Reasonable Efforts to Manufacture and supply such quantity of Product as close as possible to KINIKSA’s original Delivery Date specified in the applicable Purchase Order and (ii) KINIKSA shall have the option to cancel the corresponding Purchase Order (or portion thereof as the case may be), or to accept REGENERON’s proposal of a new delivery date for such Purchase Order (or portion thereof as the case may be), which shall then be deemed to be the new Delivery Date with regard to such Purchase Order (or portion thereof). Nothing contained in this Section 5.5 limits KINIKSA’s rights under Section 8.15 of the License Agreement in the event of a Manufacturing Technology Transfer Event (as defined in the License Agreement).
(c)Notwithstanding the foregoing or any other provision, in the event that REGENERON is not able to Manufacture or Deliver Product in accordance with the Binding Forecast or any Purchase Order [***], REGENERON shall notify KINIKSA of such disruption to the supply thereof, stating the period of time that the disruption is expected to continue.  In such circumstances, the Parties will discuss in good faith a revised schedule of Manufacture and Delivery; provided that REGENERON shall not be held liable or responsible to KINIKSA nor be deemed to have defaulted under or breached this Agreement for such failure or any delay in Manufacturing or Delivery of such Product.
(d)Samples shall be delivered with each Batch, in accordance with the Quality Agreement.

5.6Shipment and Title

(a)REGENERON shall arrange for Delivery to KINIKSA, or an Affiliate or designee of KINIKSA designated by written notice to REGENERON, Product Manufactured by REGENERON or its CMO as provided hereunder.  Product shall be released for shipment by REGENERON and KINIKSA in accordance with this Agreement and the Quality Agreement. REGENERON shall further prepare and send all documentation required by applicable Laws, this Agreement and the Quality Agreement. Title, possession, risk of loss, risk of damage and all forward costs and expenses shall pass to and be borne by KINIKSA upon [***]. Prior to such [***], title, possession, risk of damage and loss shall remain with REGENERON and REGENERON shall insure all Product for full replacement value.
(b)Freight terms shall be [***] (Incoterms 2020) [***] for Formulated Bulk Product and [***] for Filled Drug Product, as applicable to Product ordered.  REGENERON shall retain representative

[***] Certain information in this document has been excluded pursuant to Regulation S-K, Item 601(b)(10). Such excluded information is not material and would likely cause competitive harm to the registrant if publicly disclosed.

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Exhibit 10.1

samples of Product solely for record keeping, testing obligations or testing in the event of an alleged Batch non-conformity and regulatory purposes. KINIKSA shall provide for shipping of each Batch of Product on the Delivery Date, unless otherwise agreed between the Parties or as such Delivery Date may be adjusted pursuant to Section 5.5(a).  In the event of any delay by KINIKSA in shipping or accepting of Product in accordance with this Section 5.6, the Parties shall work together in good faith to reschedule the Delivery Date, provided that [***] effective upon expiration of [***] calendar days after the originally scheduled Delivery Date.

ARTICLE 6
QUALITY CONTROL OF PRODUCTS

6.1Personnel and Facilities

(a)REGENERON shall provide, and ensure that its CMOs provide, the necessary expertise, adequately skilled and trained personnel, facility and equipment to carry out its obligations under this Agreement, and it shall use Commercially Reasonable Efforts to maintain all Manufacturing facilities in compliance with Good Practices, applicable Law and the manufacturing license for Product.

(b)Throughout the Term, REGENERON will provide directly, or indirectly through written contract with a CMO, appropriately qualified and trained personnel, adequate premises and space, suitable equipment and services, correct materials, containers and labels, suitable storage, and the knowledge and experience to carry out its obligations under this Agreement.

(c)REGENERON owns or lawfully controls the DS Facility.  During the Term, REGENERON will ensure that that the DS Facility and any CMO Manufacturing facility is maintained in accordance with Good Practices and all applicable Laws and in such condition as to enable Product to be Manufactured in compliance with Good Practices, all applicable Law, and the Quality Agreement.

(d)The terms and conditions of KINIKSA’s audit rights and rights to inspect the facilities involved in Manufacturing the Formulated Bulk Product are provided in the Quality Agreement.

(e)During Manufacture of Formulated Bulk Product, REGENERON will permit [***] to observe GMP manufacturing of intermediates and Formulated Bulk Product.  [***] must be accompanied by REGENERON personnel at all times and abide by all of REGENERON’s policies and other requirements.  In advance of [***] visit, KINIKSA must obtain written permission from REGENERON in order to be allowed [***] or to send [***] to REGENERON’s site, provided that such permission shall not be unreasonably withheld or delayed.

(f)During Manufacture of Filled Drug Product, REGENERON shall take reasonable commercial efforts to ensure that REGENERON’s subcontractor will permit a REGENERON “person in plant” to oversee GMP Manufacturing Activities at the subcontractor’s facility.  To the extent mutually agreeable with such subcontractor, REGENERON and KINIKSA, a KINIKSA employee may accompany the REGENERON “person in plant” for such portion or portion(s) of oversight, as applicable.

6.2Work Output

All information, data, documentation, and reports produced by or on behalf of REGENERON in the conduct of Manufacturing Product or all other GMP documentation relating to Product will be prepared by REGENERON using REGENERON’s SOPs.

6.3Quality Control; Disputes

[***] Certain information in this document has been excluded pursuant to Regulation S-K, Item 601(b)(10). Such excluded information is not material and would likely cause competitive harm to the registrant if publicly disclosed.

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Exhibit 10.1

(a)REGENERON shall meet or exceed quality standards for the Product as set forth in the Quality Agreement. REGENERON shall perform quality inspections of Product before Delivery and shall certify inspection results in the manner agreed upon in the Quality Agreement.
(b)REGENERON shall operate the DS Facility in compliance with applicable Laws and any requirements provided for in the Quality Agreement for all aspects of Manufacturing (including but not limited to testing, holding, and delivery of the Product produced for KINIKSA). For clarity, this shall include the obligation for REGENERON to operate the DS Facility as compliant with (i) the U.S. Federal Food, Drug and Cosmetics Act, as amended (21 U.S.C. et seq.), (ii) U.S. regulations found at 21 CFR Parts 11, 210, 211, 600, & 610, (iii) ICH Q7 GMP Guidance for Active Pharmaceutical Ingredients, (iv) EC Directive 2003/94/EC, (v) the EC Guide to Good Manufacturing Practice for Medicinal Products and Division 2 of the Food and Drug Regulations (Canada), (vi) the latest Health Canada, FDA and EMA guidance documents all pertaining to manufacturing and quality control practice, and (vii) the good manufacturing practices required by any other Regulatory Authority to the extent such required practices do not contradict or negate the requirements or guidance documents issued by FDA or EMA, all as updated, amended and revised from time to time and applicable to the Product.
(c)KINIKSA shall inform REGENERON in writing of any visible damage or partial or full loss of Product during shipment or obvious deviation (including without limitation from the representations and warranties set forth in Section 10.3 hereof) or non-conformity based on visual inspection within [***] Business Days following receipt of such shipment at KINIKSA’s designee.  To the extent KINIKSA performs testing or has testing performed (as opposed to relying on REGENERON’s Certificate of Analysis), KINIKSA shall inform REGENERON in writing of any non-conformity to the tested Specifications within [***] calendar days after Delivery.  Product that is not rejected within the time periods set forth in this subsection will be deemed to have been accepted by KINIKSA; provided, however, that KINIKSA’s acceptance will not be deemed to be a waiver or limitation of REGENERON’s obligations pursuant to this Agreement or the License Agreement (or any breach thereof), including those obligations with respect to REGENERON’s Warranties and Duty to Indemnify.
(d)If the Parties are unable to agree as to whether any Product is Non-Conforming Product, or to determine the cause of any deviation or Non-Conforming Product, then, in each case, an outside laboratory or consultant reasonably agreeable to each Party will conduct an investigation to determine the cause of any alleged deviation or Non-Conforming Product. Such outside testing laboratory or consultant will determine, using samples of the applicable Batch of Product, whether the Batch of Product is deviating or Non-Conforming Product and the cause of any non-conformity, if able to do so. The test results obtained from such laboratory and the determinations of such laboratory shall be final and binding upon each Party with respect to conformity or Non-Conforming Product and the cause of any such deviation or non-conformity. The fees and expenses of such testing shall be considered Other Shared Expenses.
(e)If, after Delivery of any Product supplied by REGENERON, either Party finds a previously undetected deviation or non-conformity or that such Product was adulterated or misbranded, the discovering Party shall promptly notify the other Party.
(f)Notwithstanding anything to the contrary contained herein, KINIKSA shall return any non-conforming shipment of Product to REGENERON or otherwise dispose thereof, as REGENERON shall direct. REGENERON shall use Commercially Reasonable Efforts to Manufacture, have Manufactured and deliver to KINIKSA, as promptly as possible, a quantity of Product replacing such Non-Conforming Product.
(g)Without limiting KINIKSA’s rights contained in Section 14.2 of the License Agreement (Indemnity by Regeneron) or Section 5.5(a) of this Agreement, and except for REGENERON’s liability for recalls and withdrawals as set forth in Section 7.8 of the License Agreement (Recalls and Other Corrective

[***] Certain information in this document has been excluded pursuant to Regulation S-K, Item 601(b)(10). Such excluded information is not material and would likely cause competitive harm to the registrant if publicly disclosed.

Page | 10

Exhibit 10.1

Actions), KINIKSA’s [***], and REGENERON’s (or its Affiliate’s) [***] with respect to defective or Non-Conforming Products or failure to supply Product in accordance with the terms of the Quality Agreement or this Agreement shall be the [***].  For clarity and, if applicable, KINIKSA shall also have the right to effectuate a Manufacturing Technology Transfer in the event of a Manufacturing Technology Transfer Event consistent with the terms set forth in the License Agreement.
(h)In the event of Batch failure, refer to Section 8.11 of the License Agreement (Defective Product).

6.4Limitation Period for Certain Claims

The limitation period for all claims by KINIKSA related to defective or Non-Conforming Products is [***] months from the Delivery Date, provided that this Section 6.4 shall not alter the time periods set forth in Section 6.3 within which KINIKSA must notify REGENERON of Product defects or non-conformity or the effect of a failure by KINIKSA to timely give such notice.

6.5 Reference Standards

From time to time at KINIKSA’s reasonable request, REGENERON shall provide to KINIKSA the list of suppliers for reference standards required for the testing by KINIKSA of the Product, and, in case there is no commercially available supplier of any given reference standard, REGENERON shall supply KINIKSA with such reasonable quantities of reference standard as reasonably requested by KINIKSA, at a price equal to REGENERON’s Fully-Burdened Costs and under reasonable lead-time as agreed between the Parties.

ARTICLE 7

PRICE AND PAYMENT TERMS

7.1Price

The price for the specific Product delivered by REGENERON to KINIKSA pursuant to a Purchase Order that meets all of the requirements of this Agreement shall be the [***] for such Product and paid in accordance with the [***], as set forth in Section 9.4.2(a) of the License Agreement (Kiniksa Payment to Regeneron for Product Supplied under the Supply Agreement) and the [***] as set forth in Section 9.4.2(b) of the License Agreement [***] (if any) for such period, [***], subject however, to any adjustments set forth in Section 6.3 hereof.

7.2Invoicing

In accordance with Section 8.6 of the License Agreement (Price for Product Supplied by Regeneron), for Product ordered pursuant to a Purchase Order submitted in accordance with Section 5.4 (Purchase Orders), REGENERON shall invoice KINIKSA for the [***] concurrently with the Delivery of the Product to Kiniksa.

7.3Payment Terms

Payment terms applicable to Product deliveries and invoices shall be determined as set forth in Section 9.4.2 of the License Agreement (Reimbursement of Manufacturing Costs). REGENERON shall issue invoices for Product upon Delivery of such Product. Notwithstanding the foregoing, until the [***] year anniversary of the Effective Date, if REGENERON Delivers [***] between [***] and [***] days prior to the Delivery Date set forth in the Purchase Order pursuant to Section 5.5(a), then KINIKSA shall pay for such [***] no later than [***] days after KINIKSA’s receipt of an invoice for such [***].

[***] Certain information in this document has been excluded pursuant to Regulation S-K, Item 601(b)(10). Such excluded information is not material and would likely cause competitive harm to the registrant if publicly disclosed.

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Exhibit 10.1

7.4Late Payments

Any late payments for Products delivered or produced hereunder shall be subject to Section 9.7 of the License Agreement (Late Payments) and Section 9.9 of the License Agreement (Resolution of Payment Disputes).

7.5Cancellation of Purchase Orders

The Purchase Order acceptance by REGENERON of any quantity of Product ordered shall constitute a legally binding commitment on the part of KINIKSA to purchase the quantity of Product set forth therein; provided, however, that in the event that KINIKSA cancels all or any portion of any Purchase Orders, KINIKSA may be obligated to pay to REGENERON as set forth above in Section 5.4(d). REGENERON will, however, in good faith, exert Commercially Reasonable Efforts to fill the excess capacity or use other mitigating measures in order to reduce the Manufacturing Costs for which KINIKSA might be liable.

7.6Currency

All payments under this Agreement shall be made in US Dollars.

7.7Taxes

Taxes shall be addressed in accordance with the License Agreement.

ARTICLE 8
CONFIDENTIALITY

Confidentiality shall be governed under the terms of the License Agreement in the confidentiality provisions and the related definitions shall be deemed to also refer to this Agreement for purposes of this ARTICLE 8.

ARTICLE 9
TERM AND TERMINATION

9.1Term

This Agreement shall commence on the Effective Date and shall remain in force for the earlier to occur of (i)expiration or termination of the License Agreement or (ii) the date of the completion of a Manufacturing Technology Transfer Event as set forth in a Technology Transfer Agreement, which may take the form of a Statement of Work, attachment to this Agreement, or other separate agreement.

9.2Termination

Except as otherwise provided in Article 16 of the License Agreement (Term and Termination) and Section 12.11 of this Agreement (Survival), upon termination of this Agreement, the rights and obligations of each Party hereunder shall terminate, and this Agreement shall cease to be of further force or effect.

ARTICLE 10
SUPERIORITY; WARRANTIES; INDEMNITY

10.1Superiority

[***] Certain information in this document has been excluded pursuant to Regulation S-K, Item 601(b)(10). Such excluded information is not material and would likely cause competitive harm to the registrant if publicly disclosed.

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Exhibit 10.1

No provision in KINIKSA’s Purchase Order, or in REGENERON’s confirmation or acceptance of a Purchase Order, general conditions of sale or invoice, which may purport to impose different conditions upon KINIKSA or REGENERON, shall modify or otherwise alter the terms of this Agreement.

10.2Warranties and Limitations of Liability

In addition to the additional warranties and any limitation of liability terms included herein, the warranties and limitations of liability of REGENERON and KINIKSA shall be governed by the warranty and limitation of liability terms set forth in the License Agreement.

10.3General Warranties

REGENERON represents and warrants that (a) Product supplied under this Agreement to KINIKSA (i) shall be Manufactured in accordance with the Specifications and quality requirements set forth in the Quality Agreement and all Laws, including GMP, (ii) shall be free of any defects in any materials or workmanship, (iii) shall be stored and supplied in conformity with the Specifications and all Laws, including GMP, (iv) shall meet the Minimum Shelf Life requirements for such Product at the time of Delivery, provided that if REGENERON Delivers Filled Drug Product early pursuant to Section 5.5(a), such Filled Drug Product must meet the Minimum Shelf Life requirement as of the Delivery Date set forth in the Purchase Order, and (v) shall not contain any material provided by or on behalf of REGENERON that has not been used or stored in accordance with the Specifications and Laws, including GMP; (b) it will not introduce any materials not provided in the Specifications that would cause the applicable Product to be adulterated or misbranded within the meaning of Sections 501 or 502 of the U.S. Federal Food, Drug and Cosmetics Act and the regulations promulgated thereunder; and (c) it shall perform all obligations hereunder in compliance with all Laws and industry standards of workmanship and professionalism.

10.4Indemnity & Insurance

Indemnity and insurance shall be governed by the terms set forth in Article 14 of the License Agreement (Indemnity).

ARTICLE 11
ASSIGNMENT

Subject to Section 3.3 (Performance by Affiliates) hereof, neither Party shall transfer, assign or delegate this Agreement, or any rights or obligations hereunder, in whole or in part, without the other Party’s prior written consent, except (a) to an Affiliate of the transferring, assigning or delegating Party, or (b) in connection with the assignment of the License Agreement in compliance with Section 17.9.1 of the License Agreement (Assignment to Third Parties by Kiniksa).  Any purported transfer, assignment or delegation not in compliance with this Article 11 shall be void and of no effect.

ARTICLE 12
MISCELLANEOUS

12.1 Severability

If any provision of this Agreement or the application thereof to any Party or circumstances is held invalid, such invalidity shall not affect other provisions or applications of this Agreement which can be given effect without the invalid provision or application and to this end the provisions or applications of this Agreement are declared to be severable. In lieu of any invalid, prohibited or unenforceable provision or

[***] Certain information in this document has been excluded pursuant to Regulation S-K, Item 601(b)(10). Such excluded information is not material and would likely cause competitive harm to the registrant if publicly disclosed.

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Exhibit 10.1

application thereof, the Parties or a court (if applicable) shall substitute suitable or equitable terms to carry out the intent of this Agreement.

12.2Amendments; Waivers

Any waiver, amendment or modification of this Agreement is unenforceable unless made in a written document executed by duly authorized representatives of both KINIKSA and REGENERON. The waiver by either Party hereto of any right hereunder or the failure to perform or of a breach by the other Party will not be deemed a waiver of any other right hereunder or of any other breach or failure by said other Party whether of a similar nature or otherwise.

12.3 Relationship of the Parties

Neither KINIKSA nor REGENERON shall have any responsibility for the hiring, termination or compensation of the other Party’s employees or for any employee compensation or benefits of the other Party’s employees. No employee or representative of a Party shall have any authority to bind or obligate the other Party to this Agreement for any sum or in any manner whatsoever, or to create or impose any contractual or other liability on the other Party without said Party’s approval. For all purposes, and notwithstanding any other provision of this Agreement to the contrary, REGENERON’s legal relationship under this Agreement to KINIKSA, and KINIKSA’s legal relationship under this Agreement to REGENERON, shall be that of an independent contractor. Nothing in this Agreement shall be construed to establish an employment, agency, joint venture, or partnership between the Parties or any of their respective Affiliates. For purposes of this Agreement, as of the Effective Date, neither KINIKSA nor any of its Affiliates is an Affiliate of REGENERON or any of its Affiliates, and neither REGENERON nor any of its Affiliates is an Affiliate of KINIKSA or any of its Affiliates.

12.4 Parties in Interest

This Agreement shall inure to the benefit of and be binding upon the Parties and their respective permitted successors and assigns.  Nothing in this Agreement, express or implied, is intended to confer on any person other than the Parties, or their respective successors or assigns, any rights, remedies, obligations or liabilities under or by reason of this Agreement.

12.5 Compliance with Laws.

In the performance of this Agreement, both Parties agree to comply with all applicable Laws.

12.6 Force Majeure

Without limiting the terms of Section 8.13 (Notification and Discussion of Supply Issues) and Section 8.14 (Manufacturing Technology Transfer Event) of the License Agreement, a delay or failure of either Party to perform its obligations under this Agreement will be excused to the extent that the delay or failure was caused directly by an event beyond such Party’s control, without such Party’s fault or negligence and that by its nature could not have been foreseen by such Party or, if it could have been foreseen, was unavoidable (which events may include natural disasters, embargoes, explosions, riots, wars or acts of terrorism, pandemic (including without limitation the COVID-19 pandemic and any iterations of such pandemic) (each, a “Force Majeure Event”). A Party’s financial inability to perform, changes in cost or availability of materials, components or services, market conditions or supplier actions or contract disputes will not excuse performance under this Section 12.6. REGENERON shall give KINIKSA prompt written notice of any event or circumstance that is reasonably likely to result in a Force Majeure Event and the anticipated duration of such Force Majeure Event. REGENERON shall use

[***] Certain information in this document has been excluded pursuant to Regulation S-K, Item 601(b)(10). Such excluded information is not material and would likely cause competitive harm to the registrant if publicly disclosed.

Page | 14

Exhibit 10.1

Commercially Reasonable Efforts to end the Force Majeure Event, ensure that the effects of any Force Majeure Event are minimized and resume full performance under this Agreement.

12.7Notices

Any consent, notice or report required or permitted to be given or made under this Agreement by one of the Parties to the other shall be in writing, delivered personally or by first class air mail or nationally recognized courier, postage prepaid (where applicable), addressed to such other Party at its address indicated below, or to such other address as the addressee shall have last furnished in writing to the addressor and (except as otherwise provided in this Agreement) shall be effective upon receipt by the addressee.

If to REGENERON:

Regeneron Pharmaceuticals, Inc.

777 Old Saw Mill River Road

Tarrytown, New York 10591

Attention: General Counsel

With a copy to:

Regeneron Pharmaceuticals, Inc.

1 Global View

Troy, NY 12180

Attention: Assistant General Counsel

If to KINIKSA:

Kiniksa Pharmaceuticals (UK), Ltd.

Third Floor

23 Old Bond Street

London W1S 4PZ

England

Attn: Legal Department

With a copy to:

Kiniksa Pharmaceuticals Corp.

100 Hayden Avenue

Lexington, MA 02421

Attn: Legal Department

12.8Governing Law and Jurisdiction.

This Agreement shall be governed by and construed in accordance with the laws of the State of New York, without regard to the conflict of laws principles thereof that would require the application of the law of any other jurisdiction.  Except for Financial Disputes which are governed by Section 17.1.2 of the License Agreement (Financial Disputes), the Parties irrevocably and unconditionally submit to the exclusive jurisdiction of the United States District Court for the Southern District of New York solely and specifically for the purposes of any action or proceeding arising out of or in connection with this Agreement.

[***] Certain information in this document has been excluded pursuant to Regulation S-K, Item 601(b)(10). Such excluded information is not material and would likely cause competitive harm to the registrant if publicly disclosed.

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Exhibit 10.1

12.9Interpretation.

The captions to the several Articles and Sections of this Agreement are included only for convenience of reference and shall not in any way affect the construction of, or be taken into consideration in interpreting, this Agreement. In this Agreement:  (a) the word “including” shall be deemed to be followed by the phrase “without limitation” or like expression; (b) references to the singular shall include the plural and vice versa; (c) references to masculine, feminine and neuter pronouns and expressions shall be interchangeable; (d) the words “herein” or “hereunder” relate to this Agreement; (e) the words “shall” and “will” have the same meaning; (f) references to a particular statute or regulation include all rules and regulations thereunder and any predecessor or successor statute, rules or regulation, in each case as amended or otherwise modified from time to time; (g) words in the singular or plural form include the plural and singular form, respectively; (h) references to a particular person include such person’s successors and assigns to the extent not prohibited by this Agreement; (i) unless otherwise specified, “$” is in reference to United States dollars; and (j) the word “or” has the inclusive meaning represented by the phrase “or/and.”  Each accounting term used herein that is not specifically defined herein shall have the meaning given to it under GAAP, but only to the extent consistent with its usage and the other definitions in this Agreement.

12.10Construction.

The Parties acknowledge and agree that: (a) each Party and its counsel reviewed and negotiated the terms and provisions of this Agreement and have contributed to its revision; (b) the rule of construction to the effect that any ambiguities are resolved against the drafting Party will not be employed in the interpretation of this Agreement; and (c) the terms and provisions of this Agreement will be construed fairly as to each Party and not in a favor of or against either Party, regardless of which Party was generally responsible for the preparation of this Agreement. The headings of clauses contained in this Agreement preceding the text of the sections, subsections, and paragraphs hereof are inserted solely for convenience and ease of reference only and shall not constitute any part of this Agreement, or have any effect on its interpretation or construction. This Agreement has been prepared in the English language and the English language shall control its interpretation. In addition, all notices required or permitted to be given hereunder, and all written, electronic, oral, or other communications between the Parties regarding this Agreement shall be in the English language.

12.11Survival.

Subject to the limitations and other provisions of this Agreement: (a) the representations and warranties of the Parties contained herein will survive the expiration or earlier termination of this Agreement; and (b) Article 1 (Definitions and Interpretation), Article 8 (Confidentiality), Article 9 (Term and Termination), Article 10 (Superiority; Warranties; Indemnity), Article 12 (Miscellaneous), Section 6.3(g), and Section 6.4 (Limitation Period for Certain Claims) of this Agreement, as well as any other provision that, in order to give proper effect to its intent, should survive such expiration or termination, will survive the expiration or earlier termination of this Agreement. All other provisions of this Agreement will not survive the expiration or earlier termination of this Agreement.

12.11 Equitable Relief.

Nothing contained in this Agreement shall deny any Party the right to seek injunctive or other equitable relief from a court of competent jurisdiction in the context of a bona fide emergency or prospective irreparable harm.

12.12 Counterparts.

[***] Certain information in this document has been excluded pursuant to Regulation S-K, Item 601(b)(10). Such excluded information is not material and would likely cause competitive harm to the registrant if publicly disclosed.

Page | 16

Exhibit 10.1

This Agreement may be executed in counterparts, each of which shall be deemed an original, shall be construed together and shall constitute one and the same instrument.

[Remainder of page intentionally left blank; Signature page follows]

[***] Certain information in this document has been excluded pursuant to Regulation S-K, Item 601(b)(10). Such excluded information is not material and would likely cause competitive harm to the registrant if publicly disclosed.

Page | 17

Exhibit 10.1

IN WITNESS WHEREOF, the Parties have caused this Agreement to be signed by their duly authorized corporate officers, on the dates indicated below.

Kiniksa Pharmaceuticals (UK), Ltd.	Regeneron Pharmaceuticals, Inc.
__/s/ Ross Moat____________________	__/s/ Scott Oberman_____________________
Name: Ross Moat	Name: Scott Oberman
Title: Director	Title: Vice President, Supply Chain Operations

[***] Certain information in this document has been excluded pursuant to Regulation S-K, Item 601(b)(10). Such excluded information is not material and would likely cause competitive harm to the registrant if publicly disclosed.

Page | 18

Exhibit 10.1

Exhibit 1: Purchase Order

Regeneron - Internal Use Only